     Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On December 6, 2013, Almost Family, Inc. (“Almost Family” or the “Company”), completed its acquisition of OMNI Home Health Holdings, Inc. and subsidiaries (“OMNI/SunCrest”).  The acquisition of OMNI/SunCrest is referred to as the “Transaction.”

The unaudited pro forma combined statements of income for the nine months ended September 30, 2013 gives effect to the Transaction as if it had been completed on January 1, 2013.  The unaudited pro forma combined statements of income for the year ended December 31, 2012 gives effect to the Transaction as if the acquisition had been completed on January 1, 2012.  The unaudited pro forma combined statements of income include adjustments that give effect to factually supportable events that are directly attributable to the Transaction and expected to have a continuing impact.

The unaudited pro forma combined balance sheet as of September 30, 2013 gives effect to the Transaction as if the acquisition had been completed on September 30, 2013 and includes adjustments that give effect to factually supportable events that are directly attributable to the Transaction.

The Notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments presented.  The unaudited pro forma combined financial information should be read in conjunction with the accompanying Notes.

The unaudited pro forma combined financial information are primarily based on and should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in the Company’s periodic reports previously filed with the Securities and Exchange Commission, along with the historical financial statements and accompanying notes for OMNI/SunCrest included in this Form 8-K/A.  The unaudited pro forma combined financial information may not necessarily reflect the financial position or results of operations which would have been obtained if these transactions had been consummated on the dates indicated in the unaudited pro forma combined financial information.

The pro forma adjustments reflecting the completion of the Transaction are based upon the acquisition method of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and upon the assumptions set forth in the Notes included in this section.  The pro forma adjustments related to the allocation of purchase price within the unaudited pro forma combined balance sheet are preliminary and subject to change and are based on the estimated fair value of the identifiable assets acquired and liabilities assumed and of the excess purchase price to goodwill.  The final purchase price allocation will be completed no later than one year after the date of completion of the Transaction.  This final valuation will be based on the actual assets and liabilities of OMNI/SunCrest that exist as of the date of the completion of the Transaction.

The unaudited pro forma combined financial information is presented for informational purposes only and do not reflect future events that may occur after the Transaction, or any operating efficiencies or inefficiencies that may result from the Transaction.  Therefore, the unaudited pro forma combined financial information is not necessarily indicative of results that would have been achieved had the businesses been combined during the period presented or the results that the Company will experience after the Transaction.  In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates and assumptions are preliminary and have been made solely for purposes of developing this unaudited pro forma combined financial information. Actual results could differ, perhaps materially, from these estimates and assumptions.

ALMOST FAMILY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
As of September 30, 2013
(In thousands)
	Almost Family	Omni Home Health Holdings, Inc. and Subsidiaries	Pro Forma Adjustments		Notes	Pro Forma as Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,096	$2,009	$	(23,096)	(a)	$7,998
				989	(c)
Accounts receivable - net	48,060	23,256		-		67,558
				(3,758)	(c)
Income tax receivable	-	605		(605)	(c)	-
Prepaid expenses and other current assets	7,045	1,728		-		9,378
				605	(c)
Deferred tax assets	7,044	20		-		7,064
TOTAL CURRENT ASSETS	90,245	27,618		(25,865)		91,998

PROPERTY AND EQUIPMENT - NET	5,775	2,618		-	(d)	8,393
NOTE RECEIVABLE	-	459		(459)	(c)	-
GOODWILL	141,370	24,500		45,657	(e)	187,027
				(24,500)	(e)
OTHER INTANGIBLE ASSETS	21,121	-		-		50,177
				29,056	(f)
				23,260	(c)
				(23,260)	(f)
Licenses	-	17,434		(17,434)	(c)	-
Non-compete agreements	-	526		(526)	(c)	-
Tradenames	-	5,300		(5,300)	(c)	-
OTHER ASSETS	626	223		-		1,308
				459	(c)
TOTAL ASSETS	$259,137	$78,678		$1,088		$338,903

See notes to unaudited pro forma combined financial information.

ALMOST FAMILY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
As of September 30, 2013
(In thousands)
	Almost Family	Omni Home Health Holdings, Inc. and Subsidiaries	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit	-	8,450	(8,450)	(b)	-
Accounts payable	4,862	2,493	-		8,344
			989	(c)
Accrued wages and benefits	-	9,267	(9,267)	(c)	-
Accrued interest and credit agreement fees	-	12,832	(12,832)	(b)	-
Accrued other liabilities	22,097	3,706	-	(c)	35,070
			9,267	(c)
Deferred revenue	-	3,758	(3,758)	(c)	-
Current portion of notes payable	842	95,312	(95,312)	(b)	842
TOTAL CURRENT LIABILITIES	27,801	135,818	(119,363)		44,256

LONG-TERM LIABILITIES:
Revolving credit facility	-	-	50,904	(a)	50,904
Notes payable	116	-	1,500	(a)	1,616
Interest rate swap liability	-	385	(385)	(b)	-
Deferred tax liabilities	17,356	4,665	6,563	(j)	28,584
Other liabilities	169	-	-		169
TOTAL LONG-TERM LIABILITIES	17,641	5,050	58,582		81,273
TOTAL LIABILITIES	45,442	140,868	(60,781)		125,529

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-	-		-
Common stock, par value $0.10; authorized
25,000; 9,500 issued and outstanding	950	-	-		950
Treasury stock, at cost, 91 of common stock	(2,320)	-	-		(2,320)
Accumulated other comprehensive loss	-	(385)	385	(b)	-
Additional paid-in capital	103,419	75,530	(75,530)	(g)	103,419
Retained earnings (deficit)	111,646	(137,014)	137,014	(g)	111,646
Total Almost Family, Inc. equity	213,695	(61,869)	61,869		213,695
Noncontrolling interests	-	(321)	-		(321)
TOTAL STOCKHOLDERS' EQUITY	213,695	(62,190)	61,869		213,374
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$259,137	$78,678	$1,088		$338,903

See notes to unaudited pro forma consolidated financial information

ALMOST FAMILY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Nine Months Ended September 30, 2013
(In thousands, except per share data)

	Almost Family	Omni Home Health Holdings, Inc. and Subsidiaries		Pro Forma Adjustments		Notes	Pro Forma as Adjusted
Net service revenues	$261,471		$109,228	$-			$374,001
				3,302		(c)
Cost of service revenues (excluding depreciation & amortization)	139,565		87,067	-			226,632
Gross margin	121,906		22,161	3,302	-		147,369
General and administrative expenses:
Salaries and benefits	75,170		-	-			92,057
				16,457		(c)
				430		(c)
Other	33,281		-	-			39,095
				4,929		(c)
				3,302		(c)
				3,903		(c)
				10		(c)
				(6,120)		(c)
				(210)		(c)
Total general and administrative expenses	108,451		-	22,701			131,152
Operating expense	-		21,386	(21,386)		(c)	-
Restructuring expense	-		430	(430)		(c)	-
Credit agreement default fees and expenses	-		3,903	(3,903)		(c)	-
Transaction costs	-		10	(10)		(c)	-
Operating income (loss)	13,455		(3,568)	6,330			16,217
Interest expense, net	(42)		(6,710)	5,733		(h)	(1,019)
Lawsuit settlement gain	-		6,120	(6,120)		(c)	-
Other expense	-		210	(210)		(c)	-
Income (loss) before income taxes and noncontrolling interest	13,413		(3,948)	5,733			15,198
Income tax expense	(5,264)		(184)	(517)		(i)	(5,965)
Net income (loss) from continuing operations	$8,149	$	(4,132)	$5,217			$9,234

Per share amounts attributable to Almost Family, Inc.'s common stockholders-basic:
Average shares outstanding	9,269						9,269
Continued operations	$0.88						$1.00

Per share amounts attributable to Almost Family, Inc.'s common stockholders-diluted:
Average shares outstanding	9,354						9,354
Continued operations	$0.87						$0.99
See notes to unaudited pro forma combined financial information.

ALMOST FAMILY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2012
(In thousands, except per share data)

	Almost Family	Omni Home Health Holdings, Inc. and Subsidiaries		Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Net service revenues	$342,448		$150,404	$-		$496,428
				3,576	(c)
Cost of service revenues (excluding depreciation & amortization)	177,549		116,008	-		293,557
Gross margin	164,899		34,396	3,576		202,871
General and administrative expenses:
Salaries and benefits	96,569		-	-		121,224
				23,773	(c)
				882	(c)
Other	40,068		-	-		57,018
				10,298	(c)
				1,384	(c)
				3,576	(c)
				1,464	(c)
				23	(c)
				205	(c)
Total general and administrative expenses	136,637		-	41,605		178,242
Operating expense	-		34,071	(34,071)	(c)	-
Restructuring expense	-		2,266	(2,266)	(c)	-
Credit agreement default fees and expenses	-		1,464	(1,464)	(c)	-
Transaction costs	-		23	(23)	(c)	-
Operating income (loss)	28,262		(3,428)	(205)		24,629
Interest expense, net	(104)		(11,295)	9,931	(h)	(1,468)
Other expense	-		(205)	205	(c)	-
Income (loss) before income taxes and noncontrolling interest	28,158		(14,928)	9,931		23,161
Income tax expense	(11,047)		(37)	1,998	(i)	(9,086)
Net income (loss) from continuing operations	$17,111	$	(14,965)	$11,928		$14,074

Per share amounts attributable to Almost Family, Inc.'s common stockholders-basic:
Average shares outstanding	9,285					9,285
Continued operations	$1.84					$1.52

Per share amounts attributable to Almost Family, Inc.'s common stockholders-diluted:
Average shares outstanding	9,324					9,324
Continued operations	$1.84					$1.51

See notes to unaudited pro forma combined financial information.

ALMOST FAMILY, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED
FINANCIAL INFORMATION

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma combined financial information is presented on a basis consistent with the Company’s historical consolidated financial statements and is comprised of the following:

•	The unaudited pro forma combined balance sheet combines the Company’s unaudited consolidated balance sheet and OMNI/SunCrest’s unaudited consolidated balance sheet as of September 30, 2013.
•
The unaudited pro forma combined statement of income for the year ended December 31, 2012 combines the Company’s audited consolidated statement of income and OMNI/SunCrest’s audited consolidated statement of operations for the year ended December 31, 2012.

•
The unaudited pro forma combined statement of income for the nine months ended September 30, 2013 combines the Company’s unaudited consolidated statement of income with OMNI/SunCrest’s unaudited consolidated statement of operations for the nine month period ended September 30, 2013.

The unaudited pro forma combined statements of income do not reflect any anticipated cost savings or any related non-recurring costs to achieve those cost savings.  The unaudited pro forma combined statements of income do not claim to represent our actual results of operations that would have occurred if the Transaction had taken place on the dates specified, nor are they indicative of the results of operations that may be achieved in the future.

For the year ended December 31, 2012, OMNI/SunCrest incurred $12.8 million of unallocated corporate overhead costs, exclusive of interest expense.  For the nine months ended September 30, 2013, OMNI/SunCrest incurred $11.3 million of unallocated corporate overhead costs.

NOTE 2 – PURCHASE PRICE ALLOCATION

The purchase price summary and purchase price allocations are preliminary, subject to change and based on OMNI/SunCrest’s assets and liabilities as of September 30, 2013.  Final purchase price summary and purchase price allocations will be based on the actual value of identifiable assets acquired and liabilities assumed in accordance with U.S. GAAP on the closing date of the Transaction.  The Company expects to finalize the valuation and complete the purchase price summary and purchase price allocations as soon as practical, but no later than one year from December 6, 2013.

Estimated Purchase Price Summary
For purposes of the pro forma financial information, the following table presents the components of the purchase price consideration (amounts in thousands), assuming an estimated working capital settlement of zero:

Cash consideration for stock	$74,000
Note payable with former creditor of seller	1,500
Total consideration	$75,500
Cash acquired in Omni/SunCrest pro forma balance sheet	(2,998)
Total purchase price	$72,502

The working capital settlement adjusts the base purchase price based on the excess or shortfall of current assets less current liabilities of the acquiree on the acquisition date versus the working capital target.  Settlement is due 60 days after the closing date of the Transaction.

Estimated Purchase Price Allocation
The following represents the preliminary allocation of the purchase price to the acquired net tangible and intangible assets acquired and liabilities assumed of OMNI/SunCrest and is for illustrative purposes only.

Accounts receivable	$19,498
Prepaid expenses and other current assets	2,333
Deferred tax assets	20
Property and equipment	2,618
Goodwill	45,657
Other intangible assets	29,056
Other assets	682
Accounts payable	(3,482)
Accrued liabilities	(12,973)
Deferred tax liabilities	(11,228)
Noncontrolling interest	321
Total purchase price	$72,502

Goodwill represents the excess of the purchase price over the fair value of tangible and intangible assets.  Specifically identifiable indefinite-lived intangible assets include trade name, licenses, provider numbers and certificates of need, while a non-compete agreement (expected to be amortized over a 2.5 year useful life) was the only finite-lived intangible.

NOTE 3 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments are reflected in the accompanying unaudited pro forma combined financial information:

(a)	The principal sources and uses of cash associated with the Transaction were as follows (in thousands of US Dollars):

Increase (decrease) in Cash
Borrowings to fund Transaction	$50,904
Cash consideration paid for stock	(74,000)
Pro forma adjustment	$(23,096)

The Transaction is funded from the Company’s existing cash on hand as well as additional borrowings of $50.9 million drawn on the Company’s existing revolving credit facility (“the Facility”).  The Facility consists of a $125 million credit line with a maturity date of December 2, 2015 and an “accordion” feature providing for potential future expansion of the Facility to $175 million.  Borrowings (other than letters of credit) under the credit facility are at the bank’s prime rate plus a margin (ranging from 1.25% to 2.25%, currently 1.25%) or the London Interbank Offered Rate (LIBOR) plus a margin (ranging from 2.25% to 3.25%, 2.25% at September 30, 2013.

The $74.0 million in funds were used along with a $1.5 million note payable to purchase the stock of Omni/SunCrest.

(b)
Commensurate with the Transaction, the liens of the former creditor against the stock of Omni/SunCrest and all other collateral were released from liability by the former creditor, which are reflect by the removal of $12.8 million of accrued but unpaid interest costs from accrued liabilities, $95.3 million from current portion of notes payable, $8.5 million from the revolving credit facility and the $0.4 million related to Omni/SunCrest’s interest rate swap agreement related to such debt.

(c)	To conform the Omni/SunCrest presentation with the Company’s presentation.

(d)
No “Pro Forma Adjustments” were made to property and equipment as the assets acquired in the Transaction primarily relate to computer, software and other related hardware for which the fair value is expected to approximate net book value given the short duration of the economic life of these asset types.

(e)
To derecognize the $24.5 million recorded by the acquiree for goodwill and to record goodwill for the Transaction.  For further detail on the calculation of goodwill, see the estimated purchase price and estimated purchase price allocation tables in Note 2.

(f)
To derecognize the $23.3 million recorded by the acquiree for separately identified intangible assets and to record $29.1 million of fair value assigned to separately identifiable intangible assets, which principally represent indefinite lived assets including trade name, licenses, provider numbers and certificates of need.  The intangible assets also include approximately $500,000 allocated to a definite lived non-compete agreement that will be amortized over the 2.5 year contract life.  The fair value of the Company’s separately identifiable intangible assets is based on the Company’s preliminary estimate of fair value based on both historical experience and knowledge of the Transaction.  Valuations of the Company’s intangible assets are expected to be finalized no later than one year from the date of acquisition.  See Note 2 for additional information.  Based on the Company’s preliminary allocation of purchase price, the Company does not expect amortization expense related to its finite lived intangible assets to differ materially from that historically reported by the acquiree.

(g)	To eliminate the stockholders’ equity section of the sellers’ balance sheet.

(h)
To record the pro forma interest expense on funds borrowed under the Facility referred to in Note 3(a) above to finance the Transaction.  Pro forma interest expense is based on the weighted average LIBOR rates of 2.53% and 2.68% for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, while removing the interest expense originally reported by Omni/SunCrest as that debt is no longer outstanding in periods subsequent to the Transaction.

(i)
To adjust the “Pro Forma as Adjusted” (provision) benefit for income taxes by multiplying the applicable effective tax rate by the “Pro Forma as Adjusted” income (loss) before income taxes and noncontrolling interest for each period.  The consolidated combined state and Federal effective tax rate of 39.25% and 39.23% was used for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively.

(j)
Represents adjustments to estimated deferred income tax assets and liabilities resulting from the purchase price allocation adjustments made to the acquired assets and liabilities of OMNI/SunCrest, excluding goodwill.  The estimated income tax rates are based on the applicable enacted statutory tax rates as of the assumed Transaction date and appropriately reflect certain basis differences for the Company and Omni/SunCrest that will result in taxable amounts (resulting in deferred tax liabilities) or deductible amounts (resulting in deferred tax assets) in future years when the related financial reporting asset or liability will be recovered or settled.  Deferred taxes are recognized for the temporary differences between assigned values in the purchase price allocation and the carryover tax basis of assets acquired and liabilities assumed, using an estimated income tax rate of 38.6%.  Deferred taxes include a full valuation allowance on deferred tax assets of nearly $19.7 million which was not released in the “Pro Forma Adjustments” due to an inability to reach a more likely than not conclusion regarding the future realization of the deferred tax assets primarily related to the treatment of cancellation of debt income (CODI) in connection with the Transaction.  As the Company continues to evaluate the tax position related to CODI, a material adjustment to the Pro Forma information could occur if recoverability of the net deferred tax assets is deemed more likely than not.